UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2018

Golden Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 14, 2018, Golden Entertainment, Inc. (the “Company” or “Golden”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Marnell Gaming, LLC, (“Seller”), pursuant to which the Company agreed to acquire all of the outstanding equity interests (the “Transaction”) of Colorado Belle Gaming, LLC, a Nevada limited liability company, and Edgewater Gaming, LLC, a Nevada limited liability company (each individually, an “Acquired Entity” and collectively, the “Acquired Entities”).

Under the terms of the Purchase Agreement, the initial consideration to be paid by Golden in connection with the Transaction is $168 million, consisting of $155 million in cash and $13 million in newly-issued shares of Golden common stock calculated based on the volume-weighted average trading price of Golden’s common stock for the twenty (20) trading days ending on July 13, 2018; provided that may be increased by up to an additional $22 million in newly-issued shares of Golden common stock based on the earnings before interest, taxes, depreciation, amortization, rent and management fees of the Acquired Entities from December 1, 2017 to November 30, 2018. In addition, the consideration is subject to customary adjustments set forth in the Purchase Agreement relating to the net working capital and indebtedness of the Acquired Entities, as of the closing of the Transaction.

The Purchase Agreement provides that completion of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among other things, (i) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) obtaining applicable gaming authority approvals, (iii) the absence of a material adverse effect regarding the Acquired Entities, (iv) the approval for listing of the Golden shares to be issued at the closing, (v) the absence of any order or legal requirement that restrains, enjoins or otherwise prohibits consummation of the Transaction and (vi) customary conditions regarding the accuracy of the representations and warranties and material compliance by the parties with their respective obligations under the Purchase Agreement. The Company and Seller have agreed that the closing of the Transaction will not occur prior to January 1, 2019, unless otherwise agreed by the parties.

The Purchase Agreement contains customary representations, warranties and covenants related to the Acquired Entities, the Company and the Transaction. Between the date of the Purchase Agreement and the completion of the Transaction, subject to certain exceptions, the Seller has agreed to operate the Acquired Entities’ respective businesses in the ordinary course of business consistent with past practice, and to use commercially reasonable efforts to, among other things, preserve intact their respective business relationships. The parties have agreed to use commercially reasonable efforts to obtain necessary regulatory approvals, including the receipt of required approvals of gaming authorities and the expiration of the waiting period under the Hart-Scott-Rodino Act. The Company is not required to agree to any remedies or divestitures in order to obtain the necessary regulatory approvals.

The Purchase Agreement contains customary indemnification provisions, whereby the Company and Seller have agreed to indemnify the other party for any breach of such party’s representations, warranties and covenants contained in the Purchase Agreement, subject to certain survival periods and other customary limitations.

The Purchase Agreement includes customary termination provisions for both the Company and Seller, whereby the parties may terminate (i) by mutual consent, (ii) following a permanent legal prohibition on completing the Transaction and (iii) following a breach of the representations and warranties or covenants contained in the Purchase Agreement that result in a failure of a condition to the closing of the Transaction (subject to a thirty (30) day cure period). Moreover, both the Company and Seller have the right to terminate the Purchase Agreement if the closing of the Transaction has not occurred by July 14, 2019.

In connection with the closing of the Transaction, the Company and Seller will enter into additional ancillary agreements, including a stockholders’ agreement and a transition services agreement. Pursuant to the stockholders’ agreement, Anthony A. Marnell III will be permitted as a Company board observer from closing until the Company’s 2019 annual meeting of stockholders, and Mr. Marnell will be nominated for election to the Company’s board of directors at the Company’s 2019 annual meeting, subject to Mr. Marnell satisfying certain nomination requirements. Seller will be granted customary piggyback registration rights for the newly-issued shares of Golden common stock. Seller will not be permitted to transfer more than fifteen percent (15%) of the newly-issued shares of Golden common stock received pursuant to the Purchase Agreement and related to Mr. Marnell and his family until the earlier of (i) eight (8) months after the closing of the Transaction and (ii) the date of the Company’s 2019 annual meeting. Pursuant to the transition services agreement, Seller will provide the Company with certain database marketing services at no cost for six (6) months following the closing of the Transaction. Additionally, Seller will continue to provide certain additional services to the Company, which are being provided to the Acquired Entities prior to the closing, for up to one (1) year following the closing of the Transaction, at no cost for the first six (6) months and based on an agreed upon cost reimbursement thereafter.

The foregoing summary of the material terms of the Purchase Agreement attached thereto is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1, and the full text of the Purchase Agreement is incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Purchase Agreement are made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants are (i) made only for purposes of the Purchase Agreement, (ii) qualified by confidential disclosures made by the parties to each other in connection with the Purchase Agreement, (iii) subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties, the Transaction and other documents that the parties will file with the U.S. Securities and Exchange Commission.

ITEM 7.01 Regulation FD Disclosure

On July 16, 2018, the Company issued a Press Release announcing, among other things, entry into the Purchase Agreement, which is attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference. The information contained herein, including the attached press release, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto contain “forward-looking statements”, including statements regarding the proposed Transaction and the ability to consummate the proposed Transaction. Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include without limitation statements regarding the planned completion of the Transaction, the benefits of the Transaction, including future financial and operating results, the Company’s or the Acquired Entities’ plans, objectives, expectations and intentions and the expected timing of completion of the Transaction. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the Acquired Entities and the Company’s business and risks and uncertainties associated with acquisition transactions. These factors include, among other things: successful closing of the Transaction; the ability to obtain required regulatory approvals for the Transaction

(including the approval of gaming and antitrust authorities necessary to complete the Transaction), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions, including with respect to divestitures, that could materially adversely affect the Company, the Acquired Entities and the expected benefits of the Transaction; the risk that a condition to closing of the Transaction may not be satisfied on a timely basis or at all, the failure of the Transaction to close for any other reason and the risk liability to the Company in connection therewith; access to available financing on a timely basis and on reasonable terms; the effects of disruption caused by the Transaction making it more difficult for the Company to execute its operating plan effectively or to maintain relationships with employees, vendors and other business partners; stockholder litigation in connection with the Transaction; the Company’s ability to successfully integrate Acquired Entities’ businesses and other acquired businesses; global macroeconomic and political conditions; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent quarterly reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
2.1*	Purchase Agreement, dated as of July 14, 2018, by and between Golden Entertainment, Inc. and Marnell Gaming, LLC.
99.1	Press Release, dated July 16, 2018 issued by Golden Entertainment, Inc.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC. (Registrant)

Date: July 16, 2018	/s/ Sean T. Higgins
	Name:	Sean T. Higgins
	Title:	Chief Legal Officer and Executive Vice President of Government Affairs and Business Development